Exhibit 10.19

ACCOUNT TRANSFER AGREEMENT

This Account Transfer Agreement (this “Agreement”) is dated this 1st day of March, 2007, and is between Wells Fargo Bank, National Association through its Wells Fargo Business Credit operating division (“WFBC”) and Accountabilities, Inc. (“Seller”), a Delaware Corporation. This Agreement shall become effective as of the day it is accepted by WFBC as indicated at the end hereof by the date and signature on behalf of WFBC.

Whereas, WFBC is in the business of purchasing accounts receivable (“accounts”); and

Whereas, Seller desires, from time to time during the term of this Agreement, to sell accounts to WFBC; and

Whereas, the parties hereto desire to enter into this Agreement to govern the purchase and sale of accounts;

NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Offer of Accounts. At its election from time to time during the term of this Agreement, Seller agrees to offer for sale to WFBC certain of its accounts arising out of sales of goods, or services rendered, by Seller, and to sell to WFBC no less than $3,000,000 nor more than $8,000,000 a month, of such accounts on the terms set forth in this Agreement such of the offered accounts as WFBC may accept for purchase. WFBC shall have the absolute right in its sole discretion to reject any or all offered accounts, whether or not WFBC has previously purchased accounts of any particular account debtor hereunder. The parties agree that without the prior consent of WFBC, the maximum face amount of accounts that WFBC may purchase hereunder at any time, together with the then outstanding face amount of outstanding accounts previously purchased by WFBC from Seller hereunder, will not exceed Eight Million Dollars and no cents ($8,000,000.00) (the “Maximum Credit Facility”). WFBC’s consent to purchase accounts in excess of such amount may be evidenced by WFBC’s acceptance for purchase of such offered accounts.

Overadvance.  WFBC will also provide Seller with a permitted overadvance in an amount not to exceed Five Hundred Thousand Dollars and no/Cents ($500,000.00) during the term of this Agreement.  The overadvance will not remain outstanding and unpaid for more than one year, and will only be made available upon the successful completion of the proposed Restaff Services, Inc. d/b/a Staffing.com acquisition and the subsequent addition of at least $1,000,000 in accounts receivable, the overadvance will be made under the same terms and conditions outlined in this Agreement.

2.           Purchase and Sale of Accounts. Each account purchased by WFBC hereunder shall be purchased with recourse by WFBC against Seller as to the financial ability of the applicable account debtor to pay such account, and all losses incurred by WFBC from the financial inability of such account debtor to pay such account shall be borne solely by Seller; and WFBC and Seller agree that any account which WFBC purchases that has not been paid within 90 days of invoice date will result in WFBC having the option to determine that the applicable account debtor is financially unable to pay such account, and require the Seller to immediately pay the sums due and owing under such account to WFBC.  Nothing in this Agreement shall be construed to relieve Seller from liability for any breach by Seller of any representation, warranty, or agreement of Seller contained herein. Notwithstanding any provision of this Agreement to the contrary, it is contemplated by and the intention of the parties hereto that certain accounts of Seller may be considered and purchased as one account (herein a “schedule”) and the term “account” and “accounts” as used herein may also refer to a “schedule” or “schedules,” as the case may be.

In connection with each offer by Seller of accounts to WFBC, Seller agrees to deliver to WFBC a written assignment of such accounts, together with a copy of all invoices relating to such accounts, and evidence of delivery of the related goods or performance of the related services (and, if requested, the original purchase orders from the applicable customers), all in a form satisfactory to WFBC.  In order for an account to be eligible for purchase by WFBC, the related invoice must set forth, as the sole address for payment, the following post office box:  P.O. Box 202056, Dallas, Texas 75320 (or, upon notice from WFBC, another post office box of WFBC (or a third party designated by WFBC)) and, in the case of payments to be effected by wire transfer or other electronic means, the related invoice must set forth as the sole bank account for such payments, a bank account of WFBC (or a third party designated by WFBC). WFBC’s acceptance for purchase of offered accounts shall be evidenced by WFBC’s tendered of the Initial Payment to Seller or otherwise delivering to Seller a schedule of accounts accepted for purchase by WFBC.  Seller’s assignment of offered accounts shall not be effective as to any accounts not accepted for purchase by WFBC.

Seller hereby sells, transfers, assigns and otherwise conveys to WFBC (as a sale by Seller and a purchase by WFBC, and not as a security interest) all right, title and interest of Seller in and to all accounts accepted by WFBC of purchase hereunder, together with all related rights (but not obligations) of Seller with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Seller, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such accounts and all right, title and interest of Seller in any related goods, including Seller’s rights and remedies under Article 2, Part 7 of the applicable Uniform Commercial Code (“UCC”).  The foregoing sale, transfer, assignment and conveyance does not constitute and is not intended to result in an assumption by WFBC of any obligation of Seller or any other person in connection with the accounts or related rights or under any agreement or instrument relating thereto. Seller agrees to execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the applicable UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as WFBC may request to further evidence or protect the sales and assignments of accounts and related rights to WFBC hereunder, as well as WFBC’s interest in any returned goods referred to in Section 8 hereof.

3.           Terms of Accounts. Except as otherwise may be agreed to in writing by WFBC from time to time, the terms of sale offered to Seller to its account debtors with respect to all accounts offered to WFBC for purchase hereunder shall be NET 30 DAYS. After an account has been purchased by WFBC, Seller shall not have the right to vary the terms of sale set forth in the invoice relating to such account, or any other aspect of the account, except in Seller’s capacity as agent for WFBC for purposes of collection of the accounts purchased by WFBC as set forth in Section 8 hereof, and then only with the prior written consent of WFBC.

4.           Purchase Price.  The purchase price for each account purchased hereunder shall consist of and be paid the Initial Payment and the Reserve. The Initial Payment shall be payable by WFBC to Seller on the business day that WFBC accepts for purchase the related account, and the Reserve shall be payable by WFBC to Seller within three (3) business days after WFBC receives, in collected funds, the Net amount of the related account (subject to WFBC’s right to withhold payment of Reserves hereunder, and subject to WFBC’s right to withhold, offset and charge, each as described below).

“Initial Payment” means Ninety percent (90%) of the Net Amount of an account. “Net Amount” of an account means the gross face amount payable pursuant to the related invoice, less taxes and all permitted discounts, deductions and allowances, calculated on the basis of the shortest payment period provided with respect to such invoice. “Reserve” with respect to an account means aggregate amount collected with respect to such account, less the sum of (i) the Initial Payment with respect to such account and (ii) WFBC’s Discount and Fees.

5.            Variable Discounts. WFBC’s “Variable Discount” means a discount computed on the Initial Payment from the date of payment of the Initial Payment to the date of receipt by WFBC of the proceeds of collection of such account at a per annum rate equal to WFBC’s Prime Rate in effect on the date of purchase of such account plus one and a half percent (1.50%) per annum. WFBC’s  “Prime Rate” shall mean the highest of the Prime Rate published by Wells Fargo Bank, N.A. as the base rate on corporate loans.  In the event the Prime Rate as published by Wells Fargo Bank, N.A. ceases to exist or Wells Fargo Bank, N.A. ceases publishing a Prime Rate, the holder hereof will substitute a comparable index which is outside the control of the holder.  In the event of an error by Wells Fargo Bank, N.A., the “Prime Rate” will be based upon the Prime Rate as corrected.  Any increase or decrease in the Prime Rate shall be effective as of the next business day following such adjustment and such adjusted Prime Rate shall be the applicable Prime Rate in determining the rate of interest payable hereunder.

Termination Fee.  If the Agreement is terminated by WFBC upon the occurrence of an Event of Default, or is terminated by Seller, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of WFBC's lost profits as a result thereof, in addition to payment of all principal, interest, fees, expenses and other Obligations, Seller shall pay WFBC upon the effective date of such termination a fee in an amount equal to:  (a) three percent (3%) of the Maximum Credit Facility plus the then outstanding principal balance of any term loans or Advances other than under this Credit Facility, if such termination occurs on or prior to the first (1st) anniversary of the commencement date of the Initial Term; (b) two percent (2%) of the Maximum Credit Facility plus the then outstanding principal balance of any term loans or Advances other than under the Maximum Credit Facility if such termination occurs after the first (1st) anniversary of the commencement date of the Initial Term and on or prior to the second (2nd) anniversary of the commencement date of the Initial Term, or (c) one percent (1%) of the Maximum Credit Facility plus the then outstanding principal balance of any term loans or Advances other than under this Credit Facility if such termination occurs within a successive renewal term.  Such fee shall be presumed to be the amount of damages sustained by WFBC as the result of termination and Seller acknowledges that it is reasonable under the circumstances currently existing.

6.           Default and Remedies.  The occurrence of any of the following events shall be events of default hereunder:  Seller shall fail to pay any indebtedness to WFBC when due or repurchase any Account when required hereunder; Seller shall breach any term, provision, promise, warranty, representation or covenant under this Agreement, or under any other agreements, contracts, between Seller and WFBC or obligation to WFBC; the appointment of any receiver or trustee of all or a substantial portion of the assets of Seller; Seller shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors or shall voluntarily file a petition under the United States Bankruptcy Code or any similar law; any involuntary petition in bankruptcy shall be filed against Seller and is not dismissed within 60 days or an order for relief is entered against Seller under the United States Bankruptcy Code; any levies, attachment, executions, tax assessments or similar process shall be issued against the Collateral; any financial statements, profit and loss statements, or schedules, other statements or documents furnished by Seller to WFBC are false or incorrect in any material respect; any documents submitted by Seller to WFBC for the purchase of an Account are mistaken, fraudulent, incorrect and/or erroneous in any material respect, or if the Seller fails to submit any document required by WFBC under this Agreement for the purchase of that Account or if any guarantor withdraws a guaranty of this agreement. Upon the occurrence of an event of default, WFBC may declare immediately due and payable, and to charge back, all indebtedness of Customer to WFBCI, including without limitation (i) outstanding purchased Accounts and (ii) all other fees, costs and expenses as required hereunder and  exercise any or all rights available to a secured creditor with respect to the Seller and the Collateral (as defined below) under the Uniform Commercial Code (the “UCC”). After the occurrence of an event of default, interest shall accrue on any unpaid balance due to WFBC at the default rate of 18%.

7.           Reserve. Should WFBC, using sound and reasonable business judgment, deem itself to be insecure hereunder, and inany event upon the occurrence of an event of default hereunder, WFBC may at its election, withhold payment of the Initial Payment and/or the Reserve with respect to any or all accounts purchased hereunder to the extent necessary to accumulate a reserve in an amount up to the sum of (a) the total Initial Payments made by WFBC with respect to accounts purchased by WFBC hereunder which remain uncollected, plus (b) the total of WFBC’s Discount and Fees owed to WFBC with respect to such accounts and (c) such other amounts which may become owed by Seller to WFBC. Seller hereby authorizes WFBC to offset and charge any and all amounts for which Seller may be obligated to WFBC pursuant to the terms of this Agreement against the amounts so withheld, and at WFBC’s election, against any funds of Seller in the possession or control of WFBC, from whatever source.  However, if, on any business day that WFBC regularly makes a payment to Seller for accounts purchased, none of the foregoing conditions exist, no other breach of this Agreement by Seller exists and WFBC determines, in its sole discretion, that the Reserve is adequate to cover the total of (a), (b) and (c) above, after taking into account the following described distribution, then WFBC shall distribute to Seller all funds it then has on hand that it has collected from accounts that WFBC has not then purchased.

8.           Certain Security.  For the purpose of securing WFBC in the payment of any and all sums of money that may become due and owing WFBC from Seller by reason of this Agreement and securing WFBC in the performance by Seller of Seller’s obligations hereunder, Seller hereby grants to WFBC a security interest in (i) all of Seller’s present and future inventory, accounts, account and contract rights, contracts and the proceeds therefrom, together with all notes, drafts, acceptances, documents, instruments, chattel paper, general intangibles and products and proceeds thereof including all returned or repossessed goods, (ii) all amounts withheld by WFBC pursuant to Section 7 hereof and (iii) all funds of Seller in the possession or control of WFBC, from whatever source (all, the “Collateral”). Seller agrees to execute and deliver such financing statements under the applicable UCC and other documents, and make such entries and markings in its books and records and to take all such other actions, as WFBC may request to further evidence, perfect, preserve or protect the security interest granted to WFBC hereunder.  WFBC shall have all rights and remedies in respect of the security interest herein granted as are provided in this Agreement, the UCC and other applicable law, including the right at any time, before or after any default by Seller of any of its obligations hereunder, to notify account debtors and obligors on instruments to make payments to WFBC (or its designee) and to take control of proceeds to which WFBC is entitled, and to apply proceeds to (in addition to other obligations of Seller to WFBC) the reasonable attorneys’ fees and legal expenses incurred by WFBC in connection with the disposition of collateral or the other exercise of rights and remedies by WFBC.

In the event a security interest has heretofore been granted and given to WFBC by Seller in a prior agreement(s) to secure certain obligations, then, in such event, and not withstanding anything in this Agreement to the contrary, including paragraph 16 hereof, the security interest granted and given to WFBC is in renewal and extension, and not in extinguishment of, all such prior security interests and are valid and subsisting liens to secure all prior, existing and new obligations of Seller to WFBC hereunder and under any such prior agreements, which obligations are likewise herein renewed and extended.

9.           Collection of Receivables.  To the extent necessary, WFBC hereby appoints Seller as agent for WFBC for purposes of collection of accounts purchased by WFBC hereunder. As WFBC’s agent for the collection of accounts purchased by WFBC hereunder, Seller agrees to collect accounts sold to WFBC in accordance with Seller’s customary practices and in compliance with applicable law. Seller will furnish to WFBC, upon request, any and all papers, documents and records in its possession or control related to accounts purchased by WFBC hereunder, or related to Seller’s business relationship with the respective account debtors, and agrees to cooperate fully with WFBC on all matters related to collection of accounts purchased by WFBC hereunder. WFBC reserves the right to terminate such agency at any time or without cause or notice to Seller. Seller authorizes WFBC to forward directly to account debtors statements or invoices on accounts purchased by WFBC hereunder, and to request payment at such address or to such bank account or lock box as may be designated by WFBC. Seller agrees that, if any payment made to Seller on any account purchased by WFBC from Seller hereunder, Seller (i) will hold such payment in trust for WFBC, (ii) will not commingle such payment with any funds of Seller, and (iii) WILL DELIVER SUCH PAYMENT TO WFBC, IN THE EXACT FORM RECEIVED, BY THE CLOSE OF BUSINESS ON THE NEXT BUSINESS DAY FOLLOWING RECEIPT THEREOF BY SELLER. Seller shall pay a misdirected payment fee in the amount of fifteen percent (15%) of the amount of any payment on account of a purchased Account which has been received by Customer and not delivered in kind to WFBC on the second business day following the date of receipt by Seller. If any goods relating to an account purchased by WFBC hereunder shall be returned to or repossessed by Seller, Seller shall give prompt notice thereof to WFBC and shall hold such goods in trust for WFBC, separate and apart from Seller’s own property, and such goods shall be owned solely by WFBC and be subject to WFBC’s direction and control. Seller shall properly store and protect such goods and agrees to cooperate fully with WFBC in any subsequent disposition thereof for the benefit of WFBC.

Seller authorizes WFBC to collect, sue for and give releases for, in the name of Seller or WFBC in WFBC’s sole discretion, all amounts due on accounts sold to WFBC hereunder. Seller specifically authorizes WFBC to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by account debtors in payment of accounts sold to WFBC hereunder and made payable to Seller. WFBC shall have no liability to Seller for any mistake in the application of any payment received with respect to any account; provided WFBC has not acted in bad faith or has not be grossly negligent, it being the specific intent of the parties hereto that WFBC shall have no liability hereunder for its own negligence. Seller hereby waives notice of nonpayment of any account sold to WFBC hereunder as well as any and all other notices with respect to such accounts, demands or presentations for payment, and agrees that WFBC may extend or renew from time to time the payment of, or vary, reduce the amount payable under or compromise any of the terms of, any account purchased by WFBC, in each case without notice to or the consent of Seller.  Seller further authorizes WFBC (or its designee) to open and remove the contents of any post office box of Seller or WFBC (or its designee) which WFBC believes contains mail relating to accounts, and in connection therewith or otherwise, to receive, open and dispose of mail addressed to Seller which WFBC believes may relate to accounts, and in order to further assure receipt by WFBC (or its designee) of mail relating to such accounts, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller at such address as WFBC may designate.  WFBC agrees to use reasonable measures to preserve the contents of any such mail which does not relate to accounts purchased hereunder and to deliver same to Seller (or, at the election of WFBC, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within 30 days after notice from WFBC to take possession thereof, WFBC may dispose of such contents without any liability to Seller.)  Seller hereby irrevocably appoints WFBC (and any employee, agent or other person designated by WFBC, any of whom may act without joinder to the others) as Seller’s attorneys-in-fact and agents, in Seller’s name, place, and stead, to take all actions, execute and deliver all notices, negotiate such instruments and other documents, as may be necessary or advisable to permit WFBC (or its designee) to take any and all of the actions described in this paragraph or to carry out the purpose and intent thereof, as fully and for all intents and purposes as Seller could itself do, and hereby ratifies and confirms all that said attorneys-in-fact and agents may do or cause to be done by virtue hereof.

10.           Representations, Warranties and Covenants of Seller.  Seller hereby represents and warrants to WFBC with respect to each account offered by Seller to WFBC hereunder that (i) Seller is the sole owner of such account, which account is free and clear of any liens, claims, equities or encumbrances whatsoever, and upon each purchase by WFBC of such account, WFBC will own such account free and clear of any liens, claims, equities or encumbrances whatsoever and the consideration received by Seller from WFBC for such account is fair and adequate, (ii) Seller is the sole obligee under such account, and has full power and is duly authorized to sell, assign and transfer such account to WFBC hereunder, and the date of sale of such account is not more than 60 days after the date of the original invoice relating to such account, (iii) Seller has no knowledge of any fact which would lead it to expect that, at the date of sale of such account to WFBC, such account will not be paid in the full stated amount when due, (iv) such account arises out of a bona fide sale of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the account debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the account debtor, and the account debtor has accepted the goods or services to which the account relates, (v) such account is denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the account debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditor’s rights generally), (vi) such account is current and not past due, has not been paid by or on behalf of the account debtor in whole or in part, and is not and will not be subject to any dispute, recision, set-off, recoupment, defense or claim by the account debtor, whether relating to price, quality, workmanship, delay in delivery, set-off, counterclaim or otherwise, and the account debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of sale of such account to WFBC hereunder) against payment of such account, and (vii) as of the date of purchase by WFBC of such account the account debtor with respect to such account is not a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and the account debtor is located (within the meaning of Section 9-103 of the applicable UCC) and has its principle executive offices within the United States. Seller further represents and warrants to WFBC that (a) the execution, delivery and performance of this Agreement by Seller have been duly authorized and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, (b) Seller is not a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and no petition in bankruptcy has been filed by or against Seller or any affiliate thereof, nor has Seller or any of its affiliates filed any petition seeking an arrangement of its debtors or for any other relief under the United States Bankruptcy Code (the “Bankruptcy Code”), and no application for appointment of a receiver or trustee for all or a substantial part of the property of Seller or any affiliate thereof is pending, nor has Seller or any affiliate thereof made any assignment for the benefit of creditors, (c) Seller is not in default of any debt or obligation to any lender or other creditor, and (d) Seller’s principle place of business, chief executive office, location where the records concerning its books of account and contract rights are kept, and location of any property subject to the security interest granted in Section 7 hereof, unless changed upon notice to WFBC complying with the next following sentence and Section 15 of this Agreement, is its “Address for Notices” described in Section 15 hereof, (e) Seller and each Guarantor is solvent, is able to pay its or his debts as they become due, and has no outstanding liens, suits, garnishments, bankruptcies, or court actions which could render it or him insolvent, (f) all federal, state, county, city, and other taxes, including without limitation, income taxes, payroll taxes, real estate taxes, and sales taxes which are due and owing by Seller have been paid, and by the execution hereof, Seller certifies that all future taxes, of any kind and character, will be paid when due. Seller agrees not to change the location of its principal place of business or chief executive office, the location where its records concerning its books of account or contract rights are kept, or the location of any property subject to the security interest granted in Section 7 hereof, without giving at least 15 days advance written notice thereof to WFBC.

Each representation and warranty of Seller contained in this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each sale of accounts to WFBC hereunder.

Seller agrees to indemnify and hold WFBC harmless against any breach by Seller of any representation, warranty or agreement of Seller contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to accounts or related rights purchased (or with respect to which a security interest is granted) hereunder.

Seller agrees to notify WFBC immediately of any breach by Seller of any representation, warranty or agreement of Seller contained herein or should any representation, warranty or agreement made herein become untrue or false at any time. Seller further agrees to notify WFBC immediately of the assertion by any account debtor of any dispute or other claim (including any defense or offset asserted by any account debtor) with respect to any account sold to WFBC hereunder, or with respect to any related goods or services. Upon WFBC’s request, Seller agrees to settle, at its own expense and for the benefit of WFBC any such dispute or claim upon such terms as WFBC may in its sole discretion deem advisable or (ii) to assign the related account to Seller, without recourse to WFBC, and charge any unpaid balance with respect thereof (up to the amount of the Initial Payment with respect thereto and WFBC’s Discount and Fees (through the date of such change) with respect thereto) against any amounts withheld by WFBC from Reserves pursuant to Section 6 hereof or against such other funds, WFBC may require Seller to pay (and Seller hereby agrees to pay) to WFBC on demand any such unpaid balance. Seller agrees to notify WFBC in advance of the filing of any voluntary bankruptcy proceeding or any other voluntary insolvency proceeding.

11.           Financial Statements.  Seller represents and warrants that all financial and other information provided by Seller to WFBC in connection with Seller’s factoring application to WFBC or to induce WFBC to enter into this Agreement is true, complete and correct in all material respects.  Seller agrees to furnish to WFBC (i) within 120 days after the last day of each fiscal year of Seller a consolidated statement of income and a consolidated statement of cash flows of Seller for such fiscal year, and a consolidated balance sheet of Seller as of the last day of the fiscal year, together with an auditor’s report thereon by an independent certified public accountant (if Seller generally obtains such an auditor’s report), (ii) within 45 days after the last day of each quarter, quarterly unaudited consolidated statements of income and statement of cash flows of Seller for each quarter and unaudited consolidated balance sheets of Seller as of the end of each quarter. Seller represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Seller for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Seller as of the date set forth therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise noted in the accompanying auditors’  report (or, with respect to unaudited financial statements, in the notes thereto). Seller also agrees to furnish to WFBC, upon request, such additional financial and business information concerning Seller and its business as WFBC may reasonably request, including copies of its Form 941 returns filed with the Internal Revenue Service and evidence of payment of related taxes. WFBC and its agents, representatives and accountants have the right, at all times during normal business hours and without prior notice to Seller, to conduct an audit or other examination of the financial or business records of Seller and to examine and make copies of all books and records of Seller for the purpose of assuring or verifying compliance by Seller with the terms of this Agreement, and Seller agrees to cooperate fully with WFBC and its agents, representatives, and accountants in connection therewith. Seller agrees to properly reflect the effect of this Agreement, and all sales related thereto, in all financial reports and disclosures, written or otherwise, provided to Seller’s creditors and other interested parties. Seller specifically agrees that all accounts purchased by WFBC will be excluded from Seller’s reported accounts receivable balances. Seller also specifically agrees to immediately notify WFBC of any material adverse change in Seller’s financial condition or business.

12.           Taxes.  All taxes and governmental charges of any kind imposed with respect to the sale of goods or the rendering of services relating to accounts purchased by WFBC hereunder shall be for the account of, and paid by, Seller.

13.           Termination.  This Agreement shall not be terminated by either party prior to twenty four (24) months after the execution of this Agreement and shall be automatically renewed for successive renewal terms of twenty four (24) months each unless terminated at the end of the initial term or any renewal term by any party giving the other written notice of termination at least thirty (30) days prior to the end of such period.  WFBC may, at its election, terminate this Agreement immediately and without the requirement of notice to Seller if (i) Seller shall fail to perform any of its obligations hereunder or shall breach any of its representations and warranties hereunder, (ii) Seller or any of its affiliates shall become insolvent or suspend all or a substantial part of its or their business, (iii) a petition under the Bankruptcy Code or any other insolvency or debtor status shall be filed by or against Seller or any affiliate or any receivership proceedings with respect thereto shall commence, (iv) any guarantee of any of Seller’s obligations hereunder shall be terminated or become impaired, or (v) WFBC otherwise determines, using sound and reasonable business judgment, that it is insecure hereunder..

Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to accounts purchased by WFBC from Seller on or prior to the date of such termination. All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all amounts payable to WFBC with respect to transactions occurring on or prior to the date of termination have been paid to WFBC, and Seller has performed all its obligations to WFBC with respect to such transactions.

Seller agrees to reimburse WFBC upon demand for WFBC’s attorneys’ fees, court costs, and other fees and expenses incurred in enforcing any of WFBC’s rights under this Agreement.

14.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  SELLER HEREBY SUBMITS (IF FEDERAL JURISDICTION IS AVAILABLE) TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, OR (IF FEDERAL JURISDICTION IS NOT AVAILABLE) TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SELLER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SELLER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.           Amendments; Waivers. This Agreement may be amended only in writing signed by the parties hereto. No failure on the part of WFBC to exercise, and no delay by WFBC in exercising, and no course of dealing by WFBC with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder by WFBC preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies of WFBC hereunder are cumulative and not exclusive of any remedies provided by law.

16.           Notices.  All notices and other communications provided for herein shall be given or made in writing and telecopied or delivered by courier or mail to the intended recipient at the “Address for Notices” specified opposite its name on the signature page hereto, or at such other address or telecopy number as shall be designated by a party to the other party in the manner specified in this Section 15. All such notices and other communications shall be deemed to have been duly given when transmitted by telecopies (with receipt thereof confirmed by telecopies) or personally delivered or, in the case of a mailed notice, upon deposit in the United States Postal System postage prepaid and properly addressed, in each case given or addressed as aforesaid.

17.           Captions; Final Agreement; Counterparts; Successors and Assigns. Captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings, oral or written, related to such subject matter. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. This Agreement may not be assigned by Seller without the prior written consent of WFBC. This Agreement may be assigned by WFBC, and any accounts purchased by WFBC hereunder, together with all rights and interests related thereto granted to WFBC hereunder, may be assigned by WFBC, all without notice to or the consent of Seller. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assignees.

In Witness Whereof, the parties hereto, heretofore duly authorized, have executed this Agreement as of the date first set forth above.

Address for Notices:	ACCOUNTABILITIES, INC.
Accountabilities, Inc.
500 Craig Road, Ste. 201	By:	/s/ Allan Hartley
Manalapan, NJ 07726		Name: Allan Hartley
Telecopy No. (732) 653-0295		Title: President
Date: 7 March 2007

Address for Notices:	WELLS FARGO BANK, NATIONAL ASSOCIATION
Wells Fargo Business Credit
P.O. Box 1024	By:	/s/ Scott R. McAaron
Addison, TX 75001		Name: Scott R. McAaron
Telecopy No. (972) 386-9914		Title: Division Manager
Date: March 7, 2007